LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD.

FINANCIAL STATEMENTS

DECEMBER 31, 2010 and 2009 (Audited)

Stan J.H. Lee, CPA

2160 North Central Rd, Suite 209 * Fort Lee * NJ 07024

P.O. Box 436402 *  San Diego * CA * 92143-9402

619-623-7799  *  Fax: 619-564-3408  *  E-mail: stan2u@gmail.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

LIAONING DINGXU ECOLOGICAL

AGRICULTURE DEVELOPMENT CO. LTD.

We have audited the accompanying balance sheets of LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD. (the Company) as of December 31, 2010 and 2009, and the related statements of operation, shareholders’ equity and cash flows for the calendar year ended December 31, 2010 and period from August 6, 2009 ( its inception) to December 31, 2009 . These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  An  audit includes consideration of internal control over financial  reporting  as  a  basis  for  designing  audit  procedures  that  are appropriate  in  the  circumstances, but  not  for the purpose of expressing an opinion  on  the  effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD.  as of December 31, 2010 and 2009, and the results of its operation and its cash flows for the aforementioned periods in conformity with U.S. generally accepted accounting principles.

/s/ Stan J.H. Lee, CPA

----------------------------------

Stan J.H. Lee, CPA

Fort Lee, NJ

October 25, 2011

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Balance Sheets
	As of December 31
	2010	2009

CURRENT ASSETS	(in USD)	(in USD)
	(Audited)	(Audited)
Cash	$72,541	$10,868
Other receivables	34,226	700,353
Advances to suppliers	-	-
Inventory	-	-

TOTAL CURRENT ASSETS	106,767	711,221

Property, plant and equipment - net of accumulated depreciation	6,946	-
Construction in progress	570,128	3,196
Land use rights	312,886

TOTAL FIXED ASSETS	889,961	3,196

TOTAL ASSETS	$996,728	$714,416

Other payables	611,826	-

TOTAL LIABILITIES	611,826	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Paid-in capital	731,936	731,936
Statutory Reserve	-	-
Retained earnings/(Accumulated loss)	(362,033)	(17,839)
Other comprehensive income - foreign currency	14,999	320

TOTAL STOCKHOLDERS' EQUITY	384,902	714,416

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$996,728	$714,416

See Notes to Financial Statements

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Statements of Operations

	For the year ended Dcember 31, 2010	For the period from August 6th, 2009 (date of incorporation) to December 31, 2009

	( in USD)	( in USD)
	(Audited)	(Audited)
SALE	$-	$-

COST OF REVENUES

GROSS PROFIT	-	-

OPERATING COSTS
Selling expenses	-	-
Adminstration expenses	(344,193)	(17,839)
	-

Total Operating Costs	(344,193)	(17,839)

OPERATING INCOME (LOSS)	(344,193)	(17,839)

		-
OTHER INCOME	-	-

NET INCOME BEFORE INCOME TAX & BENEFIT	(344,193)	(17,839)
	-	-
Current income taxes	-	-
		-
NET INCOME	$(344,193)	$(17,839)

See Notes to Financial Statements

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Statement of Changes in Shareholders' Equity
	Paid-In Capital	Statutory Reserve	Retained earnings/ (Accumulated loss)	Other comprehensive loss - foreign currency	Total

in USD
Balance as of August 6th, 2009 (date of incorporation)	-	-	-	-	-

Capital injection	731,936	-	-	-	731,936

Net loss for the period from August 6th, 2009 (date of incorporation) to December 31, 2009	-	-	(17,839)	-	(17,839)

Other comprehensive income - foreign currency	-	-	-	320	320

Balance as of December 31, 2009 (Audited)	731,936	-	(17,839)	320	714,416

Net loss for the year	-	-	(344,193)	-	(344,193)

Other comprehensive income - foreign currency	-	-	-	14,679	14,679

Balance as of December 31, 2010 (Audited)	731,936	-	(362,033)	14,999	384,902

See Notes to Financial Statements

Liaoning Dingxu Ecological Agriculture Development Co. Ltd.
Statement of Cash Flows
	For the years ended Dcember 31, 2010	For the period from August 6th, 2009 (date of incorporation) to December 31, 2009
	( in USD)	( in USD)
	(Audited)	(Audited)
Cash Flows From Operating Activities
Net income/(loss)	(344,193)	(17,839)

Adjustments to reconcile net income to net cash (used in) operations

Depreciation provided	61	-
Amortisation provided	-	-
Gain on equipment stocktake surplus	-	-

Changes in operating assets and liailities
Decrease/(increase) of inventories	-
Decrease/(increase) of other receivable	(59,786)	(1,464)
Decrease/(increase) of advances to suppliers	-	-
(Decrease)/increase of other payables	-

Net Cash provided by (used in) operating operations	(403,919)	(19,304)

Cash Flows From Investing Activities
Acquisition of property, plant and equipment	(292,502)	(3,195)
Acquisition of land use rights	(306,223)	-
Long term prepayment for leasing of land	-	-

Net cash used by investing activities	(598,725)	(3,195)

Cash Flows From Financing Activities
Capital injection	-	731,936
Current account with a related party	1,062,672	(698,833)

Net cash provided by financing activities	1,062,672	33,103

Effect of foreign exchange rate changes on cash and cash equivalents	1,643	265

Net increase	61,672	10,868

Cash at the Beginning of the Period:	10,868	-
Cash at the End of the Period	72,541	10,868

Supplemental Disclosures of Cash Flow Information
Interest paid	$-	-
Income taxes paid	$-	-

See Notes to Financial Statements

LIAONING DINGXU ECOLOGICAL AGRICULTURE DEVELOPMENT CO. LTD.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2010 and 2009

(AUDITED)

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Liaoning Dingxu Ecological Agriculture Development Co. Ltd. (the "Company") was incorporated under the laws of the People’s Republic of China on August 6th, 2009.  The Company is primarily engaged in the growing and selling of agriculture products in China.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The company maintains its books and accounting records in Renminbi (“RMB”), and its reporting currency is United States dollars.

ACCOUNTING METHOD

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market value. Cost is determined using moving weighted average method. Cost of finished goods comprises direct material, direct production cost and an allocated portion of production overheads based on normal operating capacity.

 PROPERTY, PLANT and EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation and impairment. Depreciation on property, plant and equipment is calculated on the straight-line method after taking into account their respective estimated residual values over the estimated useful lives of the assets as follows:

Plant

5—10 years

Office equipment

3—5   years

Maintenance and repair costs are expensed as incurred, whereas significant renewals and betterments are capitalized.

Construction in progress represents capital assets under construction or being installed and is stated at cost. Cost comprises original cost of plant and equipment, installation, construction and other direct costs prior to the date of reaching the expected usable condition. Construction in progress is transferred to the property, plant and equipment and depreciation commences when the asset has been substantially completed and reaches the expected usable condition.

Property, Plant and Equipment at December 31, 2009 and 2010 consists of the following:

	December 31, 2010	December 31, 2009
	US$	US$
Building		-
Plant	2,242	-
Vehicles		-
Office equipment	4,766
	7,008
Less: Accumulated depreciation	62	-
Property, plant and equipment, net	6,946	-
Construction in progress	570,128	3,196
	577,074	3,196

For the years ended December 31, 2009 and 2010, the Company recorded depreciation of nil and US$62, respectively.

LAND USE RIGHTS

The Company states land use right at cost less accumulated amortization. The land use right is amortized on straight line method during the contract period of 50 years. No amortization expense for the years ended December 31, 2010 and 2009 was recorded.

LONG TERM PREPAID LEASE

Leases where substantially all the risks and rewards of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases net of any incentives received from the lessor are charged to the consolidated statements of operations on a straight-line basis over the terms of the underlying lease.

The Company records lease payments at cost less accumulated amortization and amount that to be amortized within one year. The amount to be amortized within one year is recorded as current portion of prepaid leases. As China’s regulations prohibit companies from acquiring land use right of farmlands, the Company entered into long term agreements with certain unrelated parties to rent land. The rental payments for the entire contract period are prepaid at the inception of leases. The rental payments are recorded as operating lease expenses using the straight line method during the contract period of 20 years

No operating lease expense was recorded for the year ended December 31, 2010 and 2009.

REVENUE RECOGNITION

Sales revenue is recognized at the date of shipment from the Company’s facilities to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, ownership has passed, no other significant obligations of the Company exist and collectibility is reasonably assured.

The Company’s revenue consists of the invoiced value of goods, net of value-added tax (“VAT”).

FOREIGN CURRENCY TRANSLATION

The functional currency of the Company is the RMB and the RMB is not freely convertible into foreign currencies. The Company maintains its financial statements in the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet date. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of the Company, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities translated at exchange rates at the balance sheet date, revenue and expenses are translated at the average exchange rates for the period, and members' equity is translated at historical exchange rates. Translation adjustments are included in accumulated other comprehensive income, a component of members’ equity.

ACCUMULATED OTHER COMPREHENSIVE INCOME

Accumulated other comprehensive income represents the change in equity of the Company during the periods presented from foreign currency translation adjustments.

TAXATION

Taxation on profits earned in the PRC has been calculated on the estimated assessable profits for the year at the rates of taxation prevailing in the PRC where the Company operates after taking into effect the benefits from any special tax credits or “tax holidays” allowed in the county of operations.

The Company does not accrue United States income tax since it has no operating income in the United States. The Company is organized and located in the PRC and do not conduct any business in the United States.

Enterprise income tax

In accordance with the relevant tax laws in the PRC, as an agriculture growing enterprise, the Company is exempted from corporate income tax from 2010 to 2012. Accordingly, the company statutory rate was 0% and 0% for the years 2009 and 2010, respectively.

Value added tax

The Provisional Regulations of The People’s Republic of China Concerning Value Added Tax promulgated by the State Council came into effect on January 1, 1994. Under these regulations and the Implementing Rules of the Provisional Regulations of the PRC Concerning Value Added Tax, value added tax is imposed on goods sold in or imported into the PRC and on processing, repair and replacement services provided within the PRC.

In accordance with the relevant tax laws in the PRC, as an agriculture growing enterprise, the Company is exempted from VAT from 2010 to 2012.

IMPACT OF NEW ACCOUNTING STANDARDS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.